Figma Announces Fourth Quarter and Fiscal Year 2025 Financial Results
Fourth quarter revenue of $303.8 million reflects an accelerated 40% year-over-year growth rate.
Net Dollar Retention Rate rose to 136% as Figma drove platform and AI adoption.
San Francisco, CA – February 18, 2026 – Figma, Inc. (NYSE:FIG) announced financial results today for its fourth quarter and fiscal year ended December 31, 2025.
“2025 was a massive year for Figma, and the fourth quarter was our best quarter yet,” said Figma co-founder and CEO Dylan Field. “Our accelerated revenue and customer growth going into 2026 reflect design’s power and Figma’s essential place at the center of the product development stack. Whether that work begins in a terminal, a prompt box, with UI in the Figma canvas or a hand-drawn sketch, great products come from exploration, craft, and point of view. This is what Figma’s platform uniquely makes possible.”

“Q4 was our best quarter for net new revenue on record, as platform-led adoption across our customer base––including enterprise and international––powered durable growth at scale,” said Praveer Melwani, Figma CFO. “We closed the year with 40% year-over-year revenue growth in Q4, an uptick in Net Dollar Retention Rate, and strong cash generation, with a 13% operating cash flow margin. Our healthy balance sheet and positive free cash flow gives us the flexibility to continue investing in AI and the platform while maintaining financial discipline for sustainable, long-term growth.”

Fourth Quarter 2025 Financial Highlights:
•Revenue was $303.8 million, an increase of 40% year-over-year, and above the range of Figma’s previously issued fourth quarter guidance.
•GAAP loss from operations was $(195.5) million; GAAP operating margin was (64)%. Non-GAAP operating income was $44.0 million; non-GAAP operating margin was 14%.
•Net cash provided by operating activities was $39.9 million; operating cash flow margin was 13%. Adjusted Free Cash Flow was $38.5 million; Adjusted Free Cash Flow Margin was 13%.
•GAAP net loss was $(226.6) million and non-GAAP net income was $43.0 million.
•GAAP net loss per share, basic and diluted was $(0.44) and non-GAAP net income per share, basic and diluted was $0.08.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of December 31, 2025.

Fiscal Year 2025 Financial Highlights:
•Revenue was $1.056 billion, an increase of 41% year-over-year.
•International revenue grew 45% year-over-year.
•GAAP loss from operations was $(1.3) billion; GAAP operating margin was (122)%. Non-GAAP operating income was $129.5 million; non-GAAP operating margin was 12%.
•GAAP loss from operations, net loss, and net loss per share were impacted by a one-time stock-based compensation expense of $975.7 million, which Figma recognized in the third quarter as a result of its initial public offering.

•Net cash provided by operating activities was $250.7 million; operating cash flow margin was 24%. Adjusted Free Cash Flow was $242.7 million; Adjusted Free Cash Flow Margin was 23%.
•GAAP net loss was $(1.3) billion and non-GAAP net income was $166.8 million.
•GAAP net loss per share, basic and diluted was $(3.71) and non-GAAP net income per share, basic and diluted was $0.32 and $0.30, respectively.

Fourth Quarter 2025 & Recent Business Highlights:
•Net Dollar Retention Rate was 136% as of December 31, 2025.
•13,861 Paid Customers with more than $10,000 in ARR as of December 31, 2025.
•1,405 Paid Customers with more than $100,000 in ARR as of December 31, 2025.
•67 Paid Customers with more than $1,000,000 in ARR as of December 31, 2025.
•Weekly active users of Figma Make grew over 70% quarter-over-quarter, with over half of Paid Customers with more than $100,000 in ARR building in Figma Make on a weekly basis in the three months ended December 31, 2025.
•Over 80% of Figma Make’s weekly active users on Full seats also used Figma Design in the three months ended December 31, 2025, reflecting the increased adoption of AI workflows across Figma’s platform.
•Expanded the functionality and availability of Figma Make, including the ability to use experimental models Gemini 3 Pro and Claude Opus 4.6.
•Introduced Make Connectors that allow users to pull in data from external tools like Atlassian, GitHub, Notion, and Linear as context for their apps or prototypes.
•Released a new Claude Code to Figma feature that allows users to bring user interfaces generated in Claude Code directly into Figma’s infinite canvas as editable layers, which users can manipulate, duplicate, iterate, and refine with their team.
•Launched three new AI image editing tools for precision editing directly in the Figma canvas, and acquired Weavy, now Figma Weave, which brings the world’s leading AI models together with professional editing tools on a single, browser-based canvas.
•Partnered with Anthropic to launch the Figma MCP app in Claude, which expands on Figma’s existing MCP server and allows users to turn conversations with Claude into diagrams, flow charts, or Gantt charts in FigJam.
•Expanded the Figma app in ChatGPT to support the generation of FigJam diagrams, Figma Buzz marketing artifacts, and Figma Slides presentations.
•Opened an office in Bengaluru and announced local data hosting and governance support for enterprise, to further invest in India, Figma’s second-largest market by monthly active users.

First Quarter and Full Year 2026 Outlook:
Based on information as of today, Figma is providing the following guidance:
•First Quarter 2026 Outlook:

•Revenue between $315.0 million and $317.0 million, implying 38% year-over-year growth at the midpoint of the range.
•Full Year 2026 Outlook:
•Revenue between $1.366 billion and $1.374 billion, implying 30% year-over-year growth at the midpoint of the range.
•Non-GAAP operating income between $100.0 million and $110.0 million.

Conference Call Details:
Figma will host a conference call today, February 18, 2026, at 5:00pm Eastern Time (2:00pm Pacific Time) to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2025 and outlook for the first quarter of 2026 and full year 2026. To access the call, please register at https://investor.figma.com/news-events/events-and-presentations/event-details/2026/Figma-Q4-2025-Earnings-Call/default.aspx. Figma will provide a written version of the prepared remarks portion of the call on Figma’s investor relations website (https://investor.figma.com) before the call begins. A live webcast of the call will be available on Figma’s investor relations website (https://investor.figma.com), and a replay and transcript of the full webcast will be archived on the same website following the call.

Investor Presentation:
An investor presentation providing additional information can be found at https://investor.figma.com.

About Figma
Figma (NYSE: FIG) is where teams come together to turn ideas into the world’s best digital products and experiences. Founded in 2012, Figma has evolved from a design tool to a connected, AI-powered platform that helps teams go from idea to shipped product. Whether you’re ideating, designing, building, or shipping, Figma makes the entire design and product development process more collaborative, efficient, and fun—while keeping everyone on the same page.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Figma’s future operating results and financial condition, including financial outlook for the first quarter of 2026 and full year 2026, and Figma’s business strategy and plans, as well as any assumptions relating to the foregoing. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are made as of the date they were first issued and are based on information available to Figma together with Figma’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Figma’s control. Figma’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Figma’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in Figma’s Annual Report on Form 10-K for the year ended December 31, 2025, filed or to be filed with SEC on or around February 18, 2026, copies of which may be obtained by visiting Figma’s Investor Relations website at https://investor.figma.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Figma undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Figma’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
Free Cash Flow, Free Cash Flow Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income attributable to common stockholders, non-GAAP net income attributable to common stockholders considering potentially dilutive securities, and non-GAAP net income per share, basic and diluted. Certain of these non-GAAP financial measures exclude stock-based compensation expense, amortization of stock-based compensation expense included in capitalized internal use software development costs, employer payroll taxes on employee stock transactions, and amortization of acquired intangibles from acquisitions. Additionally, Figma excludes certain non-recurring charges, including transaction costs and other related expenses associated with the Abandoned Merger with Adobe, 2024 Tender Offer transaction costs, equity investments (gains) losses, net and remeasurement (gains) losses on digital assets, non-current, net. The Abandoned Merger with Adobe and 2024 Tender Offer are defined in Figma’s Annual Report on Form 10-K for the year ended December 31, 2025, filed or to be filed with the SEC on or around February 18, 2026. The tax rate used to compute income tax effects and adjustments is Figma’s blended current expected effective tax rate, based on tax legislation currently in effect, and is subject to change based on various factors, including but not limited to, changes to local and international tax laws, changes in the geographic mix of Figma’s earnings, or other changes to Figma’s strategy or business operations.

Figma believes that these non-GAAP financial measures are useful information to management and investors in evaluating Figma’s financial condition and operating performance. Figma’s management uses these non-GAAP measures, collectively, to evaluate Figma’s ongoing operations, and for budgeting and internal planning purposes. Figma believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Figma’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Figma urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Figma’s business.

Reconciliations of the most comparable GAAP financial measures to the non-GAAP financial measures presented in this press release are included in the financial tables at the end of this release. Figma has not reconciled its outlook as to non-GAAP operating income to its most directly comparable GAAP measure because certain items that impact non-GAAP operating income are out of Figma’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort.

Certain Definitions

Figma calculates Annual Recurring Revenue (“ARR”) as the annualized value of Figma’s active customer agreements as of the measurement date, assuming any agreement that expires during the next twelve months following the measurement date is renewed on existing terms. A customer agreement is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned prior to the measurement date, the customer agreement is counted as active if provisioning takes place no more than 15 days after the measurement date.

Figma defines a Paid Customer as a customer account that is billed separately for which Figma has an active paid subscription as of the last day of the applicable period of measurement. A single organization with multiple divisions, segments, subsidiaries, or subscribing teams that are each billed separately are counted as multiple Paid Customers. A customer account is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned as of the last date of the applicable period of measurement, the customer account is counted as active if provisioning takes place no more than 15 days after the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $10,000 in ARR as a Paid Customer with a total of $10,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $100,000 in ARR as a Paid Customer with $100,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $1,000,000 in ARR as a Paid Customer with $1,000,000 or more of ARR as of the last day of the applicable period of measurement.

Figma calculates Net Dollar Retention Rate as of the applicable period of measurement by starting with the ARR of Paid Customers with more than $10,000 in ARR as of twelve months prior to such date of measurement (“Prior Period ARR”). Figma then calculates the ARR for those same customers as of the applicable period of measurement (“Current Period ARR”). Figma then divides Current Period ARR by Prior Period ARR to calculate Net Dollar Retention Rate for the applicable date of measurement. Figma’s Net Dollar Retention Rate reflects customer expansion, contraction, and customer churn. Figma calculates Net Dollar Retention Rate using ARR from Paid Customers with more than $10,000 in ARR because Figma believes that $10,000 in ARR is an important threshold, as it is a strong indicator of significant paid usage of Figma’s products.

Figma defines weekly active users as the number of unique users that access at least one of its products during a given week. Figma calculates quarterly growth in weekly active users using the week from each quarter with the highest number of active users. Figma calculates weekly active users of Figma Make on Full seats that also used Figma Design in a given quarter using the week with the highest number of such users in the quarter.

Additional terms are defined in Figma’s Annual Report on Form 10-K for the year ended December 31, 2025, filed or to be filed with the SEC on February 18, 2026.

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenue	$303,776	$216,945	$1,055,788	$749,011
Cost of revenue(1)	54,302	16,463	185,527	87,514
Gross profit	249,474	200,482	870,261	661,497
Operating expenses(1):
Research and development	195,838	58,551	1,029,700	751,120
Sales and marketing	134,208	61,206	575,508	472,076
General and administrative	114,930	29,056	555,510	315,734
Total operating expenses	444,976	148,813	2,160,718	1,538,930
Income (loss) from operations	(195,502)	51,669	(1,290,457)	(877,433)
Other income (expense), net	(8,742)	39,128	64,815	84,362
Income (loss) before income taxes	(204,244)	90,797	(1,225,642)	(793,071)
Provision for (benefit from) income taxes	22,313	(7,010)	24,821	(60,951)
Net income (loss)	$(226,557)	$97,807	$(1,250,463)	$(732,120)
Less: net income attributable to participating securities	—	(64,737)	—	—
Net income (loss) attributable to common stockholders	$(226,557)	$33,070	$(1,250,463)	$(732,120)
Net income (loss) per share, basic and diluted:
Net income (loss) per share, basic	$(0.44)	$0.16	$(3.71)	$(3.74)
Net income (loss) per share, diluted	$(0.44)	$0.15	$(3.71)	$(3.74)
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, basic	511,036	212,274	337,044	195,612
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, diluted	511,036	226,935	337,044	195,612

(1)Includes stock-based compensation, net of amounts capitalized, as follows:
Cost of revenue	$7,774	$—	$50,979	$27,893
Research and development	105,793	153	697,676	511,259
Sales and marketing	32,776	—	218,823	206,830
General and administrative	71,951	—	396,655	201,571
Total	$218,294	$153	$1,364,133	$947,553

Figma, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$403,469	$486,954
Digital assets, current	15,575	—
Marketable securities	1,252,474	970,883
Accounts receivable, net	247,915	131,315
Prepaid expenses and other current assets	85,267	48,873
Total current assets	2,004,700	1,638,025
Property and equipment, net	19,996	15,017
Intangible assets, net	19,083	2,511
Digital assets, non-current	15,116	—
Goodwill	101,396	11,398
Operating lease right-of-use assets	57,411	28,806
Restricted cash	9,799	3,631
Other assets	120,706	93,760
Total assets	$2,348,207	$1,793,148
Liabilities and stockholders’ equity
Accounts payable	$4,502	$4,163
Accrued and other current liabilities	66,535	31,119
Accrued compensation and benefits	107,105	19,377
Operating lease liabilities, current	2,630	10,937
Deferred revenue	595,334	381,363
Total current liabilities	776,106	446,959
Operating lease liabilities, non-current	55,845	17,833
Other non-current liabilities	5,615	4,303
Total liabilities	837,566	469,095
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	329,441
Common stock	4	1
Additional paid-in capital	2,950,007	1,186,207
Accumulated other comprehensive income	4,003	1,314
Accumulated deficit	(1,443,373)	(192,910)
Total stockholders’ equity	1,510,641	1,324,053
Total liabilities and stockholders’ equity	$2,348,207	$1,793,148

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	(226,557)	97,807	(1,250,463)	(732,120)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,049	1,578	15,594	7,691
Non-cash operating lease costs	4,790	3,620	17,984	14,130
Stock-based compensation, net of amounts capitalized	218,294	153	1,364,133	947,553
Amortization of deferred commissions	5,866	4,517	20,886	14,820
Net accretion of discounts on available-for-sale securities	(3,454)	(5,774)	(15,935)	(17,059)
Unrealized (gains) losses on equity investments, net	22,366	(25,104)	797	(24,177)
Other non-cash adjustments	51	(745)	(517)	(2,590)
Changes in assets and liabilities:
Accounts receivable, net	(92,191)	(35,318)	(117,721)	(42,668)
Prepaid expenses and other current assets	(6,090)	(7,075)	(35,867)	(20,567)
Other assets	(20,618)	(16,769)	(36,212)	(86,632)
Accounts payable	(5,931)	91	154	525
Accrued and other current liabilities	(1,997)	(149)	2,186	(252,530)
Accrued compensation and benefits	19,278	(1,010)	77,007	11,447
Deferred revenue	121,767	56,964	213,971	127,728
Other non-current liabilities	(1,737)	305	(5,316)	(7,268)
Net cash provided by (used in) operating activities	39,886	73,091	250,681	(61,717)
Cash flows from investing activities:
Purchase of intangible assets	(180)	(725)	(5,244)	(920)
Capital expenditures	(734)	(662)	(4,444)	(1,977)
Capitalized internal-use software development costs	(700)	(1,604)	(3,553)	(4,524)
Cash paid for business combinations, net of cash acquired	(37,339)	—	(58,343)	—
Purchases of marketable securities	(233,447)	(249,534)	(1,248,095)	(1,323,305)
Proceeds from maturities of marketable securities	167,987	140,703	839,537	447,562
Proceeds from sale of marketable securities	32,698	48,557	145,189	99,889
Proceeds from sale of digital assets	15,000	—	15,000	—
Purchases of digital assets	(15,000)	—	(45,000)	—
Other cash flows from investing activities	(5,250)	(200)	(6,460)	(982)
Net cash used in investing activities	(76,965)	(63,465)	(371,413)	(784,257)
Cash flows from financing activities:
Repurchase of common stock	—	—	—	(861)
Payment of deferred offering costs, net of costs reimbursed	(5,177)	—	(7,371)	—
Cash paid for issuance costs on revolving credit facility	—	—	(1,400)	—
Proceeds from options exercised	83,365	1,210	131,661	2,394
Proceeds from issuance of common stock under employee stock purchase plan	26,382	—	26,382	—
Proceeds from issuance of common stock	—	60,000	—	60,000
Proceeds from borrowings under revolving credit facility	—	—	330,500	—
Repayments on borrowings under revolving credit facility	—	—	(330,500)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	393,076	—
Taxes paid related to net share settlement of equity awards	(5,158)	—	(499,807)	(418,051)
Proceeds from sale of common stock in connection with May 2024 RSU Release(1)	—	—	—	418,968
Other cash flows from financing activities	(405)	—	797	—
Net cash provided by financing activities	99,007	61,210	43,338	62,450
Change in cash, cash equivalents and restricted cash	61,928	70,836	(77,394)	(783,524)
Cash, cash equivalents and restricted cash—beginning of period	351,263	419,749	490,585	1,274,109
Cash, cash equivalents and restricted cash—end of period	$413,191	$490,585	$413,191	$490,585
__________________
(1)May 2024 RSU Release is defined in Figma’s Annual Report on Form 10-K for the year ended December 31, 2025, filed or to be filed with the SEC on or around February 18, 2026.

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$249,474	$200,482	$870,261	$661,497
Plus: Stock-based compensation expense	7,774	—	50,979	27,893
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	82	790	186
Plus: Amortization of acquired intangibles from acquisitions	3,897	—	7,957	—
Plus: Employer payroll taxes on employee stock transactions	389	—	1,455	696
Non-GAAP gross profit	$261,792	$200,564	$931,442	$690,272
GAAP gross margin	82%	92%	82%	88%
Non-GAAP gross margin	86%	92%	88%	92%

Reconciliation of operating expenses
GAAP research and development	$195,838	$58,551	$1,029,700	$751,120
Less: Stock-based compensation expense	(105,793)	(153)	(697,676)	(511,259)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(1,289)	—	(5,146)
Less: Employer payroll taxes on employee stock transactions	(5,617)	—	(20,727)	(16,035)
Less: 2024 Tender Offer transaction costs	—	—	—	(2,041)
Non-GAAP research and development	$84,428	$57,109	$311,297	$216,639

GAAP sales and marketing	$134,208	$61,206	$575,508	$472,076
Less: Stock-based compensation expense	(32,776)	—	(218,823)	(206,830)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(676)	—	(2,801)
Less: Employer payroll taxes on employee stock transactions	(6,138)	—	(12,119)	(6,731)
Less: Amortization of acquired intangibles from acquisitions	(125)	—	(351)	—
Less: 2024 Tender Offer transaction costs	—	—	—	(1,320)
Non-GAAP sales and marketing	$95,169	$60,530	$344,215	$254,394

GAAP general and administrative	$114,930	$29,056	$555,510	$315,734
Less: Stock-based compensation expense	(71,951)	—	(396,655)	(201,571)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(2,509)	—	(10,117)
Less: Employer payroll taxes on employee stock transactions	(4,759)	—	(12,430)	(3,937)
Less: 2024 Tender Offer transaction costs	—	(33)	—	(8,088)
Non-GAAP general and administrative	$38,220	$26,514	$146,425	$92,021

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$(195,502)	$51,669	$(1,290,457)	$(877,433)
Plus: Stock-based compensation expense	218,294	153	1,364,133	947,553
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	82	790	186
Plus: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	4,474	—	18,064
Plus: Employer payroll taxes on employee stock transactions	16,903	—	46,731	27,399
Plus: Amortization of acquired intangibles from acquisitions	4,022	—	8,308	—
Plus: 2024 Tender Offer transaction costs	—	33	—	11,449
Non-GAAP operating income	$43,975	$56,411	$129,505	$127,218
GAAP operating margin	(64)%	24%	(122)%	(117)%
Non-GAAP operating margin	14%	26%	12%	17%

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income (loss)
GAAP net income (loss)	$(226,557)	$97,807	$(1,250,463)	$(732,120)
Plus: Stock-based compensation expense	218,294	153	1,364,133	947,553
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	82	790	186
Plus: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	4,474	—	18,064
Plus: Employer payroll taxes on employee stock transactions(1)	16,903	—	46,731	27,399
Plus: Amortization of acquired intangibles from acquisitions	4,022	—	8,308	—
Plus: 2024 Tender Offer transaction costs	—	33	—	11,449
Plus: Equity investment (gains) losses, net	22,366	(25,104)	906	(24,177)
Plus: Remeasurement (gains) losses on digital assets, non-current	(116)	—	(116)	—
Less: Income tax effects of non-GAAP adjustments(2)	(7,785)	24,619	3,470	107,802
Non-GAAP net income	$42,955	$52,826	$166,819	$140,552
Less: Non-GAAP net income attributable to participating securities	—	(40,592)	(60,439)	(90,172)
Non-GAAP net income attributable to common stockholders	$42,955	$12,234	$106,380	$50,380
Plus: Reallocation of Non-GAAP net income to common stockholders considering potentially dilutive securities	—	440	2,862	2,259
Non-GAAP net income attributable to common stockholders considering potentially dilutive securities	$42,955	$12,674	$109,242	$52,639
Weighted-average shares outstanding used to compute Non-GAAP net income per share, basic	511,036	212,274	337,044	195,612
Weighted-average shares outstanding used to compute Non-GAAP net income per share, diluted	558,554	226,935	369,556	211,903
Non-GAAP net income per share, basic	$0.08	$0.06	$0.32	$0.26
Non-GAAP net income per share, diluted	$0.08	$0.06	$0.30	$0.25
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(1)Employer payroll taxes on employee stock transactions for the three months and year ended December 31, 2025 are primarily related to employer taxes paid on RSU releases. Employer payroll taxes on employee stock transactions for the year ended December 31, 2024 are related to the May 2024 RSU Release and 2024 Tender Offer.
(2)Income tax effects of non-GAAP adjustments are calculated based on a projected tax rate of 14.5% for the three months and year ended December 31, 2025, and 25% for the three months and year ended December 31, 2024. The projected tax rate decrease is primarily attributable to the release of a non-GAAP valuation allowance, resulting from an updated assessment of deferred tax asset realizability based on revised non-GAAP future taxable income projections at the end of 2025. Figma periodically re-evaluates this tax rate for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.Lastly, the Company’s non-GAAP income tax provision excludes $24.5 million in tax expense incurred in connection with the Weavy acquisition during the three months ended December 31, 2025.

Figma, Inc.
RECONCILIATION OF GAAP CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$39,886	$73,091	$250,681	$(61,717)
Less: Capital expenditures	(734)	(662)	(4,444)	(1,977)
Less: Capitalized internal use software development costs	(700)	(1,604)	(3,553)	(4,524)
Free Cash Flow	$38,452	$70,825	$242,684	$(68,218)
Add: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	14	—	68,492
Add: Estimated income taxes related to the Abandoned Merger with Adobe	—	(5,148)	—	180,987
Adjusted Free Cash Flow	$38,452	$65,691	$242,684	$181,261
Net cash used in investing activities	$(76,965)	$(63,465)	$(371,413)	$(784,257)
Net cash provided by financing activities	$99,007	$61,210	$43,338	$62,450
Operating Cash Flow Margin	13%	34%	24%	(8)%
Free Cash Flow Margin	13%	33%	23%	(9)%
Adjusted Free Cash Flow Margin	13%	30%	23%	24%
Supplemental disclosures:
Tax payment made in connection with the acquisition of Weavy Inc.(1)	$24,500	—	$24,500	—
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(1)Net cash provided by operating activities during the three and twelve months ended December 31, 2025 includes the impact of a $24.5 million tax payment made to the Israeli tax authority related to the transfer of intellectual property to the United States in connection with Figma’s acquisition of Weavy Inc. during the three months ended December 31, 2025.

Investor Contact:	Media Contact:
Kate DeLeo	Abby Reider
Figma, Inc.	Figma, Inc.
ir@figma.com	press@figma.com